EXHIBIT 5


                                                      CONFORMED COPY




                            SUBSCRIPTION AGREEMENT

                                  dated as of

                                August 7, 1997

                                     among

                              QUAKER HOLDING CO.

                                      and

                            THE BUYERS NAMED HEREIN

                       relating to the purchase and sale

                                      of

                                 Common Stock

                                      of

                              Quaker Holding Co.







                               TABLE OF CONTENTS


                                                                      Page

                                 ARTICLE 1
                                DEFINITIONS

Section 1.01.   Definitions............................................  1

                                 ARTICLE 2
                             PURCHASE AND SALE

Section 2.01.   Purchase and Sale......................................  3
Section 2.02.   Closing................................................  3

                                 ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.01.   Corporate Existence and Power..........................  4
Section 3.02.   Corporate Authorization................................  4
Section 3.03.   Governmental Authorization.............................  4
Section 3.04.   Noncontravention.......................................  4
Section 3.05.   Capitalization and Voting Rights.......................  4
Section 3.06.   Valid Issuance of Common Stock.........................  5
Section 3.07.   Litigation.............................................  5
Section 3.08.   Brokers or Finders' Fees...............................  5
Section 3.09.   Newly Formed Corporation...............................  5
Section 3.10.   Meaning of Seller......................................  6

                                 ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF BUYERS

Section 4.01.   Existence and Power....................................  6
Section 4.02.   Authorization..........................................  6
Section 4.03.   Governmental Authorization.............................  6
Section 4.04.   Purchase for Investment................................  6
Section 4.05.   Private Placement......................................  6
Section 4.06.   Litigation.............................................  7
Section 4.07.   Brokers or Finders' Fees...............................  7

                                 ARTICLE 5
                           CONDITIONS TO CLOSING

Section 5.01.   Conditions to Obligations of Each Buyer and Seller.....  8
Section 5.02.   Conditions to Obligation of Each Buyer.................  8
Section 5.03.   Conditions to Obligation of Seller.....................  8

                                 ARTICLE 6
                         SURVIVAL; INDEMNIFICATION

Section 6.01.   Survival...............................................  9
Section 6.02.   Indemnification........................................  9
Section 6.03.   Procedures and Third Party Claims...................... 10
Section 6.04.   Calculation of Damages................................. 10
Section 6.05.   Exclusivity............................................ 11

                                 ARTICLE 7
                                TERMINATION

Section 7.01.   Grounds for Termination................................ 11
Section 7.02.   Effect of Termination.................................. 11

                                 ARTICLE 8
                               MISCELLANEOUS

Section 8.01.   Notices................................................ 12
Section 8.02.   Amendments and Waivers................................. 12
Section 8.03.   Expenses............................................... 13
Section 8.04.   Successors and Assigns................................. 13
Section 8.05.   Governing Law.......................................... 13
Section 8.06.   Jurisdiction........................................... 13
Section 8.07.   Waiver Of Jury Trial................................... 13
Section 8.08.   Counterparts; Third Party Beneficiaries................ 13
Section 8.09.   Entire Agreement....................................... 13
Section 8.10.   Captions............................................... 14
Section 8.11.   Severability........................................... 14
Section 8.12.   Interpretation......................................... 14

                                 ARTICLE 1
                                DEFINITIONS

Section 1.01.  Definitions.............................................  2

                                 ARTICLE 2
                    CORPORATE GOVERNANCE AND MANAGEMENT

Section 2.01.  Composition of the Board................................  9
Section 2.02.  Removal.................................................  9
Section 2.03.  Vacancies...............................................  9
Section 2.04.  Action by the Board..................................... 10
Section 2.05.  Conflicting Charter or Bylaw Provision.................. 10

                                 ARTICLE 3
                         RESTRICTIONS ON TRANSFER

Section 3.01.  General................................................. 10
Section 3.02.  Legends................................................. 11
Section 3.03.  Permitted Transferees................................... 11
Section 3.04.  Restrictions on Transfers by Institutional Shareholders. 11
Section 3.05.  Restrictions on Transfers by Management Shareholders.... 12

                                 ARTICLE 4
          TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; PREEMPTIVE RIGHTS

Section 4.01.  Rights to Participate in Transfer....................... 13
Section 4.02.  Right to Compel Participation in Certain Transfers...... 15
Section 4.03.  Preemptive Rights....................................... 16
Section 4.04.  Certain Other Purchases of Common Stock................. 18

                                 ARTICLE 5
                            REGISTRATION RIGHTS

Section 5.01.  Demand Registration..................................... 18
Section 5.02.  Piggyback Registration.................................. 20
Section 5.03.  Holdback Agreements..................................... 22
Section 5.04.  Registration Procedures................................. 22
Section 5.05.  Indemnification by the Company.......................... 25
Section 5.06.  Indemnification by Participating Shareholders........... 25
Section 5.07.  Conduct of Indemnification Proceedings.................. 26
Section 5.08.  Contribution............................................ 27
Section 5.09.  Participation in Public Offering........................ 28
Section 5.10.  Cooperation by the Company.............................. 28
Section 5.11.  No Transfer of Registration Rights...................... 28

                                 ARTICLE 6
                     CERTAIN COVENANTS AND AGREEMENTS

Section 6.01.  Confidentiality......................................... 29
Section 6.02.  Reports................................................. 30
Section 6.03.  Limitations on Subsequent Registration.................. 30
Section 6.04.  Exclusive Financial Advisor and Investment Banking
                Advisor................................................ 30
Section 6.05.  Limitation on Purchase of Common Stock.................. 30

                                 ARTICLE 7
                               MISCELLANEOUS

Section 7.01.  Entire Agreement........................................ 30
Section 7.02.  Binding Effect; Benefit................................. 31
Section 7.03.  Assignability........................................... 31
Section 7.04.  Amendment; Waiver; Termination.......................... 31
Section 7.05.  Notices................................................. 31
Section 7.06.  Headings................................................ 33
Section 7.07.  Counterparts............................................ 33
Section 7.08.  Applicable Law.......................................... 33
Section 7.09.  Specific Enforcement.................................... 33
Section 7.10.  Consent to Jurisdiction; Expenses....................... 33
Section 7.11.  Severability............................................ 34

Schedule A    Schedule of Investors
Exhibit A     Certificate of Incorporation



                            SUBSCRIPTION AGREEMENT


               AGREEMENT dated as of August 7, 1997 between Quaker Holding Co., a Delaware corporation ("Seller"), and the Persons named on Schedule A hereto (each a "Buyer" and collectively, the "Buyers").




                                W  I  T  N  E  S  S  E  T  H :

               WHEREAS, the Seller has agreed to merge with and into DecisionOne Holdings Corp. (the "Company") on the terms and conditions set forth in the Agreement and Plan of Merger dated as of May 4, 1997 (the "Merger") between Seller and the Company (as subsequently amended, the "Merger Agreement");

               WHEREAS, to finance, in part, the payment of the consideration payable in the Merger, Seller intends to issue shares of common stock, par value $0.01 per share (the "Common Stock" or the "Securities");

               WHEREAS, all of the outstanding capital stock of the Seller is currently owned by DLJ Merchant Banking Partners II, L.P. ("DLJMB") and affiliated funds and entities (collectively, the "DLJMB Funds");

               WHEREAS, certain institutional investors wish to invest in the Seller incident to the Merger;

               WHEREAS, Seller desires to issue and sell the Common Stock to each of the Buyers, and each of the Buyers desires to purchase the Common Stock from Seller, upon the terms and subject to the conditions hereinafter set forth;

               The parties hereto agree as follows:



                                   ARTICLE 1

                                  DEFINITIONS

               Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

               "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

               "Closing Date" means the date of the Closing.

               "Common Share" means one share of Common Stock.

               "Investors' Agreement" means the Investors' Agreement dated as of the date hereof among Quaker Holding Co., DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Funding II, Inc., DLJ EAB Partners, L.P., UK Investment Plan 1997 Partners, DLJ First ESC, LLC, and certain other shareholders listed on the signature pages thereto.

               "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

               "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Tax" means, with respect to any Person, any net income tax, or franchise tax based on net income including any alternative or add-on minimum tax, together with any interest, penalty, addition to tax or additional amount due from such Person imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

               "Tax Benefit" means any deduction, amortization, exclusion from income or other allowance.

               "Transaction Documents" means this Agreement, the Merger Agreement and the Investors' Agreement.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

Term                                                     Section

Accredited Investor                                      4.06(h)
Certificate of Incorporation                             3.08
Claim                                                    6.03
Closing                                                  2.02
Common Stock                                            Recitals
Company                                                 Recitals
Damages                                                  6.02
DLJMB                                                   Recitals
DLJMB Funds                                             Recitals
Indemnified Party                                        6.03
Indemnifying Party                                       6.03
Purchase Price                                           2.01
Securities                                              Recitals
Third Party Claim                                        6.03


                                   ARTICLE 2

                               PURCHASE AND SALE

               Section 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, Seller agrees to issue and sell to each Buyer, and each Buyer agrees, severally and not jointly, to purchase from Seller the Common Stock set forth opposite such Buyer's name on Schedule A hereto at the Closing. The purchase price for the Common Stock (the "Purchase Price") is the amount in cash specified on Schedule A hereto. The Purchase Price shall be paid as provided in Section 2.02.

               Section 2.02. Closing. The closing (the "Closing") of the purchase and sale of the Common Stock hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than five business days, after satisfaction of the conditions set forth in Article 5, or at such other time or place as Buyers and Seller may agree. At the Closing:

     (a) Each Buyer shall deliver to Seller, in immediately available funds, the Aggregate Purchase Price set forth opposite such Buyer's name on Schedule A hereto, by wire transfer (or other means acceptable to Seller) to an account of Seller with a bank in New York City designated by Seller, by notice to such Buyer, not later than two business days prior to the Closing Date.

     (b) Seller shall deliver to each Buyer certificates for the Common Shares duly registered in the name of such Buyer.

     (c) If the Closing has occurred but the Merger is not consummated prior to the close of business on Friday, August 8, 1997, then Seller shall immediately deliver to each Buyer, against delivery by such Buyer of the stock certificates representing the shares of Common Stock purchased by such Buyer, the Aggregate Purchase Price paid to Seller by such Buyer (as set forth opposite such Buyer's name on Schedule A hereto), and this Agreement shall thereupon be terminated.

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF SELLER

               Seller represents and warrants to each Buyer as of the date hereof and as of the Closing Date that:

               Section 3.01. Corporate Existence and Power. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and as proposed to be conducted.

               Section 3.02. Corporate Authorization. The execution, delivery and performance by Seller of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including the issuance and sale of the Common Stock) are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. Each of the Transaction Documents constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its respective terms, except (i) as limited by the applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               Section 3.03. Governmental Authorization. The execution, delivery and performance by Seller of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except such as have been obtained.

               Section 3.04. Noncontravention. The execution, delivery and performance by Seller of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation or bylaws of Seller,
(ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or to a loss of any benefit to which Seller is entitled under any provision of any agreement or other instrument binding upon Seller or any of Seller's assets or properties or (iv) result in the creation or imposition of any material Lien on any property or asset of Seller.

               Section 3.05. Capitalization and Voting Rights. (a) The authorized capital stock of the Seller consists of 30,000,000 shares of Common Stock and 15,000,000 shares of preferred stock, and the outstanding capital stock of the Seller immediately prior to the Closing is 101 shares of Common Stock and no shares of preferred stock. The rights, privileges and preferences of the Common Stock are set forth in the Certificate of Incorporation attached hereto as Exhibit A (the "Certificate of Incorporation").

               (b) Immediately following the Closing the outstanding capital stock of the Seller will be 10,918,979 shares of Common Stock. 148,400 warrants to purchase 281,960 shares of Common Stock will be issued shortly after Closing to purchasers of Seller's 11 1/2% Senior Discount Debentures due 2008.

               (c) Except as set forth in this Section 3.05 there are, and immediately after the Closing there will be, no outstanding (i) shares of capital stock or voting securities of the Seller, (ii) securities of the Seller convertible into or exchangeable for shares of capital stock or voting securities of the Seller, (iii) options or other rights to acquire from the Seller, or other obligation of the Seller to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Seller or (iv) other than as expressly permitted in the Transaction Documents or employment plans, no obligation of the Seller to repurchase or otherwise acquire or retire any shares of capital stock or any convertible securities, rights or options of the type described in (i), (ii), or (iii).

               Section 3.06.  Valid Issuance of Common Stock.   The shares of
Common Stock which are being issued to the Buyers hereunder, have been duly and validly authorized and when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be fully paid and nonassessable, and based in part on the representations of the Buyers herein, will be validly issued in compliance with all applicable federal and state securities laws.

               Section 3.07. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Seller, threatened against or affecting Seller or any of its respective properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or which could reasonably be expected to have a material adverse effect on the business, financial condition, properties or operations of Seller, nor is Seller aware that there is any basis for the foregoing.

               Section 3.08. Brokers or Finders' Fees. Other than Donaldson, Lufkin & Jenrette Securities Corporation there is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by, or is authorized to act on behalf of Seller who might be entitled to any fee or commission from the Seller in connection with the transactions contemplated by this Agreement.

               Section 3.09.  Newly Formed Corporation.   Seller was
incorporated on April 30, 1997 in the State of Delaware solely for the purpose of effectuating the transactions contemplated in this Agreement and the Merger Agreement and has not conducted any business or entered into any agreements or commitments except with respect to the foregoing.

               Section 3.10. Meaning of Seller. Except as otherwise specifically provided herein, references to the Seller contained in this
Article 3 shall be construed to refer to the Seller immediately prior to the consummation of the transactions contemplated by the Merger Agreement.


                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF BUYERS

               Each Buyer represents and warrants to Seller, severally as to itself only and not jointly or as to any other Buyer, as of the date hereof and as of the Closing Date that:

               Section 4.01. Existence and Power. Such Buyer, if not an individual, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all powers (corporate, partnership or otherwise) and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Such Buyer, if an individual, has the legal capacity to enter into this Agreement and the Investors' Agreement.

               Section 4.02. Authorization. The execution, delivery and performance by such Buyer of each of this Agreement and the Investors' Agreement and the consummation of the transactions contemplated hereby and thereby are within the powers (corporate, partnership or otherwise) of such Buyer and have been duly authorized by all necessary action on the part of such Buyer. Each of this Agreement and the Investors' Agreement constitutes a valid and binding agreement of such Buyer, enforceable in accordance with their respective terms, except (i) as limited by the applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               Section 4.03. Governmental Authorization. The execution, delivery and performance by such Buyer of this Agreement and the Investors' Agreement and the consummation of the transactions contemplated hereby and thereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official.

               Section 4.04. Purchase for Investment. Such Buyer is purchasing the Common Stock for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

               Section 4.05. Private Placement. (a) Such Buyer understands that (i) the offering and sale of the Securities hereby is intended to be exempt from registration under the 1933 Act and (ii) there is only a limited market for the Common Stock, and there can be no assurance that any Buyer will be able to sell or dispose of the Common Stock to be purchased by such Buyer.

            (b) Such Buyer's financial situation is such that such Buyer can afford to bear the economic risk of holding the Common Stock acquired hereunder for an indefinite period of time, and such Buyer can afford to suffer the complete loss of the investment in the Common Stock .

            (c) Such Buyer's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of the investment in the Common Stock, or such Buyer has been advised by a representative possessing such knowledge and experience.

            (d) Such Buyer understands that the Common Stock acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there are substantial restrictions on the transferability of the Common Stock as set forth in the Investors' Agreement, and that for an indefinite period following the date hereof there will be no (or only a limited) public market for the Common Stock and that, accordingly, it may not be possible for such Buyer to sell the Common Stock in case of emergency or otherwise.

            (e) Such Buyer and its representatives, including, to the extent it deems appropriate, its professional, financial, tax and other advisors, have reviewed all documents provided to them in connection with the investment in the Common Stock, and such Buyer understands and is aware of the risks related to such investment.

            (f) Such Buyer and its representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Seller and its representatives concerning the terms and conditions of the acquisition of the Common Stock and related matters and to obtain all additional information which such Buyer or its representatives deem necessary.

            (g) All information which such Buyer has provided to Seller and its representatives concerning such Buyer and such Buyer's financial position is true, complete and correct, and such Buyer agrees to promptly notify Seller if at any time this ceases to be the case prior to the Closing.

            (h) Such Buyer is an "accredited investor" as such term is defined in Regulation D under the 1933 Act.

               Section 4.06. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of such Buyer threatened against or affecting, such Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Investors' Agreement.

               Section 4.07. Brokers or Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of such Buyer who might be entitled to any fee or commission from the Company, Seller or the DLJ entities upon consummation of the transactions contemplated by this Agreement (as defined in the Investors' Agreement of even date herewith).


                                   ARTICLE 5

                             CONDITIONS TO CLOSING

               Section 5.01. Conditions to Obligations of Each Buyer and Seller. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

           (a) No provision of any applicable law, rule or regulation and no judgment, injunction, order or decree by any governmental entity of competent jurisdiction shall prohibit the consummation of the Closing or the Merger.

           (b) All material actions by or in respect of, or filings with, any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been taken, made or obtained.

           (c)  The conditions to the consummation of the Merger
Agreement (other than the condition set forth in Section 8.01(e) thereof, which shall be reasonably certain to occur immediately after the Closing) shall have been satisfied or waived.

               Section 5.02. Conditions to Obligation of Each Buyer. The obligation of each Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

           (a) (i) Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date and (ii) the representations and warranties of Seller contained in this Agreement and in any certificate or other writing delivered by Seller pursuant hereto shall be true in all material respects when made and at and as of the Closing Date, as if made at and as of such date.

           (b) Such Buyer shall have received all documents it may reasonably request relating to the existence of Seller and the authority of Seller for this Agreement, all in form and substance reasonably satisfactory to such Buyer.

               Section 5.03. Conditions to Obligation of Seller. The obligation of Seller to consummate the Closing with respect to any Buyer is subject to the satisfaction of the following further conditions:

           (a) (i) Such Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date and (ii) the representations and warranties of such Buyer contained in this Agreement and in any certificate or other writing delivered by such Buyer pursuant hereto shall be true in all material respects when made and at and as of the Closing Date, as if made at and as of such date.

           (b) Seller shall have received all documents it may reasonably request relating to the existence of such Buyer and the authority of such Buyer for this Agreement, all in form and substance reasonably satisfactory to Seller.


                                   ARTICLE 6

                           SURVIVAL; INDEMNIFICATION

               Section 6.01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate delivered pursuant hereto or in connection herewith shall survive the Closing until twelve months after the Closing Date, provided that the representations and warranties contained in Sections 3.01, 3.02, 3.04, 3.05, 3.06 and 4.01 shall survive indefinitely for the maximum period permitted by applicable law, if longer. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time, but only as to such inaccuracy or breach. A breach of any representation or warranty made in this Agreement shall not affect in any manner whatsoever the relative rights and obligations of the parties to and under the Investors' Agreement.

               Section 6.02. Indemnification. (a) Seller hereby indemnifies each Buyer and its Affiliates, limited partners, general partners, directors, officers and employees against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by any such party arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement; provided that with respect to any Buyer, (i) Seller shall not be liable under this Section 6.02(a) unless the aggregate amount of Damages with respect to all matters referred to in this
Section 6.02(a) for which such Buyer has sought indemnification exceeds $100,000 and then only to the extent of such excess and (ii) Seller's maximum liability under this Section 6.02(a) shall not exceed the amount of the Purchase Price paid by such Buyer.

           (b) Each Buyer hereby indemnifies, severally and not jointly, Seller and its Affiliates, limited partners, general partners, directors, officers and employees against and agrees to hold each of them harmless from any and all Damages incurred or suffered by any such party arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Buyer pursuant to this Agreement; provided that
(i) such Buyer shall not be liable under this Section 6.02(b) unless the aggregate amount of Damages with respect to all matters referred to in this
Section 6.02(b) exceeds $100,000 and then only to the extent of such excess and (ii) such Buyer's maximum liability under this Section 6.02(b) shall not exceed the amount of Purchase Price paid by such Buyer.

               Section 6.03. Procedures and Third Party Claims. (a) The party seeking indemnification under Section 6.02 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding ("Claim") in respect of which indemnity may be sought under such Section and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice).

     (b) The Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any third party ("Third Party Claim") and, subject to the limitations set forth in this Section, shall be entitled to control and appoint lead counsel for such defense, in each case at its expense.

     (c) If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section,
(i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim, if the settlement does not release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against the Indemnified Party and (ii) the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be borne by the Indemnified Party.

     (d) Each party shall cooperate, and cause its respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

               Section 6.04. Calculation of Damages. (a) The amount of any Damages payable under Section 6.02 by the Indemnifying Party shall be net of any (i) amounts recovered or recoverable by the Indemnified Party under applicable insurance policies, (ii) Tax cost incurred by the Indemnified Party arising from the receipt of indemnity payments and (iii) Tax Benefit realized by the Indemnified Party arising from the incurrence or payment of any such Damages. In computing the amount of any such Tax cost or Tax Benefit, the Indemnified Party shall be deemed to fully utilize, at the highest marginal tax rate then in effect, all Tax items arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Damages.

     (b) The Indemnifying Party shall not be liable under Section 6.02 for any (i) incidental Damages, (ii) consequential or punitive Damages or (iii) Damages for lost profits.

               Section 6.05. Exclusivity. After the Closing, Section 6.2 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby.


                                   ARTICLE 7

                                  TERMINATION

               Section 7.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

           (a)  by mutual written agreement of Seller and Buyers;

           (b) by either Seller or any Buyer as to such Buyer if the Closing shall not have been consummated as of the close of business on Friday, August 8, 1997; or

           (c) by either Seller or any Buyer if consummation of the transactions contemplated hereby would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

               The party desiring to terminate this Agreement pursuant to clauses 7.01(b) or (c) shall give notice of such termination to the other party.

               Section 7.02. Effect of Termination. If this Agreement is terminated as permitted by Section 7.01, such termination shall be without liability of either party (or any stockholder, general partner, limited partner, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party,
(ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 8.03, 8.05 and 8.06 shall survive any termination hereof pursuant to
Section 7.01.


                                   ARTICLE 8

                                 MISCELLANEOUS

               Section 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

      if to any Buyer, to such Buyer at the address specified by such Buyer on the signature pages of this Agreement or in a notice given by such Buyer to Seller for such purpose;

      if to Seller, to:

            Quaker Holding Co.
            c/o DLJ Merchant Banking Partners II, L.P.
            277 Park Avenue
            New York, New York  10172
            Attention: Peter T. Grauer
            Fax: (212) 892-7272

            with a copy to:

            Davis Polk & Wardwell
            450 Lexington Avenue
            New York, New York  10017
            Attention: George R. Bason, Jr.
            Fax:  (212) 450-4800

or to such other address or telecopy number and with such other copies as such party may hereafter specify for the purpose of notice.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

               Section 8.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               Section 8.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, except that if the Closing shall occur, the Company shall reimburse (i) the Buyers other than the DLJ Entities (as that term is defined in the Investors' Agreement) for up to $20,000 in respect of fees and expenses of one counsel retained to represent such Buyers and (ii) the DLJ Entities for all costs and expenses incurred by the DLJ Entities.

               Section 8.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

               Section 8.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

               Section 8.06. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.01 shall be deemed effective service of process on such party.

               Section 8.07. Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               Section 8.08. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

               Section 8.09. Entire Agreement. This Agreement along with the Investors' Agreement (including the documents, schedules and exhibits referred to herein and therein) constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

               Section 8.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

               Section 8.11. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be executed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

               Section 8.12. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              QUAKER HOLDING CO.


                              By: /s/ Kirk Wortman
                                  -------------------------
                                  Name: Kirk Wortman
                                  Title: Vice-President


                              DLJ MERCHANT BANKING PARTNERS
                              II, L.P., a Delaware Limited Partnership

                              By: DLJ Merchant Banking II, Inc.,
                                  as managing general partner


                              By: /s/ Kirk Wortman
                                  -------------------------
                                  Name: Kirk B. Wortman
                                  Title: Attorney-in-Fact

                              Address: c/o DLJ Merchant
                                       Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272



                              DLJ MERCHANT BANKING PARTNERS
                              II-A, L.P., a Delaware Limited Partnership

                              By: DLJ Merchant Banking II, Inc.,
                                  as managing general partner


                              By: /s/ Kirk B. Wortman
                                  -------------------------
                                  Name: Kirk B. Wortman
                                  Title: Attorney-in-Fact

                              Address: c/o DLJ Merchant
                                       Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272


                              DLJ OFFSHORE PARTNERS II, C.V., a
                              Netherlands Antilles Limited Partnership

                              By: DLJ Merchant Banking II, Inc.,
                                  as advisory general partner


                              By: /s/ Kirk B. Wortman
                                  -------------------------
                                  Name: Kirk B. Wortman
                                  Title: Attorney-in-Fact

                              Address: c/o DLJ Merchant
                                       Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272


                              DLJ DIVERSIFIED PARTNERS, L.P., a
                              Delaware Limited Partnership

                              By: DLJ Diversified Partners II, Inc.,
                                  as managing general partner


                              By: /s/ Kirk B. Wortman
                                  -------------------------
                                  Name: Kirk B. Wortman
                                  Title: Attorney-in-Fact

                              Address: c/o DLJ Merchant  Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272


                              DLJ DIVERSIFIED PARTNERS-A, L.P., a
                              Delaware Limited Partnership

                              By: DLJ Diversified Partners II, Inc.,
                                  as managing general partner


                              By: /s/ Kirk B. Wortman
                                  -------------------------
                                  Name: Kirk B. Wortman
                                  Title: Attorney-in-Fact

                              Address: c/o DLJ Merchant
                                       Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272



                              DLJ MILLENIUM PARTNERS, L.P., a
                              Delaware Limited Partnership

                              By: DLJ Merchant Banking II, Inc.,
                                  as managing general partner


                              By: /s/ Kirk B. Wortman
                                  -------------------------
                                  Name: Kirk B. Wortman
                                  Title: Attorney-in-Fact

                              Address: c/o DLJ Merchant
                                       Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272

                              DLJ MILLENIUM PARTNERS-A, L.P.


                              By: DLJ Merchant Banking II, Inc., as managing
                                 general partner


                              By: /s/ Kirk B. Wortman
                                  -------------------------
                                  Name: Kirk B. Wortman
                                  Title: Attorney-in-Fact

                              Address: c/o DLJ Merchant
                                       Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY   10172
                                       Fax: 212-892-7272


                              DLJMB FUNDING II, INC., a Delaware
                              corporation


                              By: /s/ Kirk B. Wortman
                                  -------------------------
                                  Name: Kirk B. Wortman
                                  Title: Attorney-in-Fact

                              Address: c/o DLJ Merchant
                                       Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272


                              DLJ FIRST ESC, L.L.C.,


                              By: DLJ LBO Plans Management Corporation,
                                 as manager


                              By: /s/ Kirk B. Wortman
                                  -------------------------
                                  Name: Kirk B.Wortman
                                  Title: Attorney-in-Fact


                              Address: c/o DLJ Merchant
                                       Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272


                              UK INVESTMENT PLAN 1997
                              PARTNERS


                              By: Donaldson, Lufkin & Jenrette, Inc.,
                                  as general partner


                              By: /s/ Kirk B. Wortman
                                  -------------------------
                                  Name: Kirk B. Wortman
                                  Title: Attorney-in-Fact

                              Address: c/o DLJ Merchant
                                       Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272

                              DLJ EAB PARTNERS, L.P.

                              By: DLJ Merchant Banking Funding II, Inc.,
                                  its general partner


                              By: /s/ Kirk B. Wortman
                                  -------------------------
                                  Name: Kirk B. Wortman
                                  Title: Attorney-in-Fact

                              Address: c/o DLJ Merchant
                                       Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272


                              APOLLO INVESTMENT FUND III, L.P.

                              By: Apollo Advisors II, L.P., its
                                  general partner

                              By: Apollo Capital Management II, Inc.,
                                  its general partner


                              By: /s/ Josh Harris
                                  -------------------------
                                 Name: Josh Harris
                                 Title: Vice President

                              Address: 1301 Avenue of the Americas
                                       38th Floor
                                       New York, NY 10019


                              APOLLO OVERSEAS PARTNERS III, L.P.

                              By: Apollo Advisors II, L.P., its
                                  general partner

                              By: Apollo Capital Management II, Inc.,
                                  its general partner


                              By: /s/ Josh Harris
                                  -------------------------
                                  Name: Josh Harris
                                  Title:  Vice President

                              Address: 1301 Avenue of the Americas
                                       38th Floor
                                       New York, NY 10019


                              APOLLO U.K. PARTNERS III, L.P.

                              By: Apollo Advisors II, L.P., its
                                  general partner

                              By: Apollo Capital Management II, Inc., its
                                  general partner

                              By: /s/ Josh Harris
                                  -------------------------
                                  Name: Josh Harris
                                  Title:  Vice President

                              Address: 1301 Avenue of the Americas
                                       38th Floor
                                       New York, NY 10019


                              BAIN CAPITAL FUND V, L.P.

                              By: Bain Capital Partners V, L.P.,
                                  its general partner

                              By: Bain Capital Investors V, Inc.,
                                  its general partner


                              By: /s/ Stephen Pagliuca
                                  -------------------------
                                  Name: Stephen Pagliuca
                                  Title:   General Parter

                              Address: c/o Bain Capital, Inc.
                                       Two Copley Place
                                       Boston, MA 02116
                                       Attention: Stephen Pagliuca


                              BAIN CAPITAL FUND, V-B, L.P.

                              By: Bain Capital Partners V, L.P.,
                                  its general partner

                              By:  Bain Capital Investors V, Inc.,
                                   its general partner


                              By: /s/ Stephen Pagliuca
                                  -------------------------
                                  Name: Stephen Pagliuca
                                  Title: General Partner

                              Address: c/o Bain Capital, Inc.
                                       Two Copley Place
                                       Boston, MA 02116
                                       Attention: Stephen Pagliuca



                              BCIP ASSOCIATES


                              By: /s/ Stephen Pagliuca
                                  -------------------------
                                  Name: Stephen Pagliuca
                                  Title: General Partner


                              Address: c/o Bain Capital, Inc.
                                        Two Copley Place
                                       Boston, MA 02116
                                       Attention: Stephen Pagliuca


                              BCIP TRUST ASSOCIATES, L.P.

                              By: Bain Capital Partners V, L.P.,
                                  its general partner

                              By:  Bain Capital Investors V, Inc.,
                                   its general partner



                              By: /s/ Stephen Pagliuca
                                  -------------------------
                                  Name: Stephen Pagliuca
                                  Title:   General Partner

                              Address: c/o Bain Capital, Inc.
                                       Two Copley Place
                                       Boston, MA 02116
                                       Attention: Stephen Pagliuca


                              THOMAS H. LEE EQUITY FUND III, L.P.

                              By:  THL Equity Advisors III
                                   Limited Partnership

                              By:  THL Equity Trust III


                              By: /s/ Scott Schoen
                                  -------------------------
                                  Name: Scott Schoen
                                  Title:   Managing Director

                              Address: 75 State Street
                                       Boston, MA 02109


                              THOMAS H. LEE FOREIGN
                              FUND III, L.P.

                              By:  THL Equity Advisors III
                                   Limited Partnership

                              By: THL Equity Trust III


                              By: /s/ Scott Schoen
                                  -------------------------
                                  Name: Scott Schoen
                                  Title:   Managing Director

                              Address: 75 State Street
                                       Boston, MA 02109


                              THL CO-INVESTORS III-A LLC


                              By: /s/ Thomas H. Lee
                                  -------------------------
                                  Name: Thomas H. Lee
                                  Title:   Manager

                              Address: 75 State Street
                                       Boston, MA 02109

                              THL CO-INVESTORS III-B LLC


                              By: /s/ Thomas H. Lee
                                  -------------------------
                                  Name: Thomas H. Lee
                                  Title:   Manager

                              Address: 75 State Street
                                       Boston, MA 02109


                              DLJ CAPITAL CORP.


                              By: /s/ Richard E. Kroon
                                  -------------------------
                                  Name: Richard E. Kroon
                                  Title:   President

                              Address: 277 Park Avenue
                                       New York, NY   10172


                              SPROUT GROWTH II, L.P.

                              By: DLJ Capital Corporation,
                                  its managing general partner


                              By: /s/ Richard E. Kroon
                                  -------------------------
                                  Name: Richard E. Kroon
                                  Title:   President

                              Address: 277 Park Avenue
                                       New York, NY 10172


                              THE SPROUT CEO FUND, L.P.

                              By: DLJ Capital Corporation,
                                  its managing general partner


                              By: /s/ Richard E. Kroon
                                  -------------------------
                                  Name: Richard E. Kroon
                                  Title:    President

                              Address: 277 Park Avenue
                                       New York, NY 10172


                              ONTARIO TEACHERS' PENSION
                              PLAN BOARD


                              By: /s/ Dean Metcalf
                                  -------------------------
                                  Name: Dean Metcalf
                                  Title: Portfolio Manager, Merchant Banking

                              Address: 5650 Yonge Street
                                       North York, Ontario
                                       Canada, M2M 4H5




                                  SCHEDULE A





                                    No. of    Common          Aggregate Purchase
Investor                                 Shares                      Price
--------                          ------------------          ------------------

DLJ Merchant Banking                      4,703,762             $96,932,137.08
Partners II, L.P.

DLJ Merchant Banking                        187,326               3,860,284.87
Partners II-A,L.P.

DLJ Offshore Partners, L.P.                 231,307               4,766,622.62

DLJ Diversified Partners,                   275,003               5,667,095.07
L.P.

DLJ Diversified Partners-A,                 102,127               2,104,560.24
L.P.

DLJ Millennium Partners,                     76,055               1,567,276.12
L.P.

DLJ Millennium Partners -                    14,834                 305,685.43
A, L.P.

DLJMB Funding II, Inc.                      946,201              19,498,728.27

DLJ First ESC, L.L.C.                       874,223              18,015,434.00

DLJ EAB Partners, L.P.                       21,119                 435,204.97

UK Investment Plan 1997                      88,052               1,814,515.60
Partners

Apollo Investment Fund III,                 738,693              15,222,519.19
L.P.

Apollo Overseas Partners III,                44,117                 909,143.31
L.P.

Apollo (U.K.) Partners III,                  27,307                 562,718.22
L.P.

Bain Capital Fund V L.P.                    158,619               3,268,702.22

Bain Capital Fund V-B, L.P.                 413,039               8,511,678.44

BCIP Associates                             124,016               2,555,635.04

BCIP Trust Associates                       114,443               2,358,365.01

Thomas H. Lee Equity Fund                   695,016              14,322,454.99
III, L.P.

Thomas H. Lee Foreign                        43,006                 886,234.74
Fund III, L.P.

THL Co. - Investors III - A                  43,910                 904,865.69
LLC

THL Co. - Investors III - B                  28,185                 580,825.30
LLC

DLJ Capital Corp.                            10,568                 217,752.91

Sprout Growth II, L.P.                      457,319               9,424,167.36

The Sprout CEO Fund, L.P.                     7,617                 156,960.76

Ontario Teachers' Pension                   493,115              10,161,797.96
Plan Fund



                                   EXHIBIT A

                               State of Delaware
                       Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "QUAKER HOLDING CO.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF APRIL, A.D. 1997, AT 9 O'CLOCK A.M.


                   [SEAL]                /s/ Edward J. Freel
                                         -----------------------------------
                                         Edward J. Freel, Secretary of State


                                         AUTHENTICATION: 8584647
                                         DATE: 07-31-97





                         CERTIFICATE OF INCORPORATION
                                      OF
                              QUAKER HOLDING CO.
                                     ****

       FIRST: The name of the Corporation is Quaker Holding Co.

       SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

       THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the "Delaware Law").

       FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 45,000,00 consisting of 30,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and 15,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the Delaware Law.

       FIFTH: The name and mailing address of the incorporator are:

       Name              Mailing Address
                         ---------------

       Patricia Long     450 Lexington Avenue
                         New York, NY 10017

       The power of the incorporator as such shall terminate upon the filing of this Certificate of Incorporation.

       SIXTH: The names and mailing addresses of the persons who are to serve
       -----
as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

       Name              Mailing Address
       ----              ---------------

       Peter T. Grauer   277 Park Avenue
                         New York, NY 10172


       Name              Mailing Address
       ----              ---------------

       Kirk Wortman      277 Park Avenue
                         New York, NY 10172

       SEVENTH: The Board of Directors shall have the power to adopt, amend or
       -------
repeal the bylaws of the Corporation.


       EIGHTH: Election of directors need not be by written ballot unless the
       ------
bylaws of the Corporation so provide.


       NINTH: (1) A director of the Corporation shall not be liable to the
       -----
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

       (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall be a contract right.

       (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

       (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

       (4) The rights and authority conferred in this ARTICLE NINTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

       (5) Neither the amendment nor repeal of this ARTICLE NINTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE NINTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

       TENTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE NINTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

       IN WITNESS WHEREOF, I have hereunto signed my name this 30th day of April, 1997.



                                           /s/ Patricia Long
                                           ---------------------------------
                                           Patricia Long
                                           Sole Incorporator